Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-77457 and 333-112877 on Form S-8 of Brunswick Corporation of our report dated June 23, 2016 appearing in this Annual Report on Form 11-K of the Brunswick Retirement Savings Plan for the year ended December 31, 2015.

/s/ Crowe Horwath LLP

Oak Brook, Illinois
June 23, 2016

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-77457 and 333-112878 on Form S-8 of Brunswick Corporation of our report dated June 23, 2016 appearing in this Annual Report on Form 11-K of the Brunswick Rewards Plan for the year ended December 31, 2015.

/s/ Crowe Horwath LLP

Oak Brook, Illinois
June 23, 2016